Exhibit 99.1

DarkPulse, Inc. Appoints Dr. Eng. Ehab M. Eldemeri as Director, Africa & GCC Countries

Dr. Eldemeri brings extensive optical engineering and business expertise to DarkPulse as the Company continues its expansion across the Middle East and Africa

HOUSTON, Texas –June 2, 2022 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of laser sensing systems which provide a data stream of critical metrics for assessing the health and security of infrastructure, today announced the appointment of Dr. Eng. Ehab M. Eldemeri as Director, Africa & GCC Countries.

Dr. Eldemeri is a successful entrepreneur, Artificial Intelligence Projects Manager (AIPM), Optical Systems & Business Development expert with over 23 years’ experience in project management and infrastructure. Coupled with hands-on service provisioning for large enterprises in heavy industry, telecom, oil and gas, ports, commercial, residential, hospitality, and aviation sectors across multiple continents, his outstanding record of success brings new capabilities to DarkPulse. His flexibility in adapting to change, ability to work effectively with a wide range of people in highly demanding situations, and ability to thrive in fluid environments while remaining pragmatic and focused makes him an excellent candidate for his position. Dr. Eldemeri is known as a highly ethical, trustworthy, and persuasive communicator with exceptional relationship management skills with the ability to relate to people at any level of business management, optical sciences, and engineering. His demonstrated ability to build new territories and expand opportunities towards the achievement of stated targets will assist the Company during its continued expansion into new markets and territories throughout the Middle East and Africa.

“I am very pleased to announce that Dr. Eldemeri has joined DarkPulse as our Director, Africa and GCC Countries,” said Dennis M. O’Leary, Chairman and CEO of DarkPulse. Mr. O’Leary continued, “as we enter the GCC and Africa markets, having a local expert assist the Company’s efforts toward operations in these key markets and industries and accelerate the adoption of our technology offerings is a key metric. Dr. Ehab brings to DarkPulse incredible depth of knowledge in large scale technology projects and management experience. I look forward to working more closely together.”

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

1.800.436.1436

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